Exhibit 10.80
Option to Purchase Real Property dated March 25, 1999, by and between Robert J. Elliott and WMCK Venture Corp.

                                OPTION AGREEMENT
                                ----------------
         THIS OPTION AGREEMENT ("Agreement") is entered into as of the 25th day of March, 1999, by and between ROBERT J. ELLIOTT ("Optionor") and WMCK Venture Corporation, a Delaware corporation ("Optionee").

                                    Recitals
                                    --------
         A. Optionor is the owner in fee of that certain real property ("Real Property") located in the County of Teller, State of Colorado, more particularly described in Exhibit A attached hereto, and the improvements and fixtures thereon ("Improvements") (the Real Property and Improvements are collectively called the "Property").

         B. Optionor desires to grant to Optionee an option to purchase the Property upon the terms and conditions set forth herein, and Optionee desires to acquire such option.

         NOW THEREFORE,  IN  CONSIDERATION of the mutual  agreements  herein set
forth,   and  other   valuable   consideration,   receipt  of  which  is  hereby
acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                 GRANT OF OPTION
                                 ---------------
         Optionor hereby grants to Optionee the exclusive option to purchase the Property upon all of the terms, covenants and conditions set forth herein (the "Option").
                                   ARTICLE II
                           TERM AND MANNER OF EXERCISE
                           ---------------------------
         2.1 (a) The Option shall be exercisable by Optionee at any time during the initial period commencing April 1, 1999 and terminating at 12:00 midnight Cripple Creek time on March 31, 2000 (the "Initial Option Period") and provided the Option is extended as set forth in Section 2.1(b) below, at any time during the extended period commencing April 1, 2000 and terminating at 12:00 midnight Cripple Creek time on March 31, 2001 (the "Extended Option Period"), by written notice delivered by the Optionee to Optionor in the manner set forth in Section

19.9 hereof prior to the expiration of the Initial Option Period or Extended Option Period, as applicable. If Optionee fails to exercise the Option on or before the last date applicable for such exercise specified above, the Option and this Agreement shall be null and void and of no further force or effect.

               (b) The Option may be extended for the Extended Option Period by written notice delivered by the Optionee to Optionor in the manner set forth in
Section 19.9 hereof prior to the expiration of the Initial Option Period and payment by the Optionee to Optionor of the sum of Ten Thousand and No/100 Dollars ($10,000.00) as provided for in Section 3.1(b) below.

                                   ARTICLE III
                              OPTION CONSIDERATION
                              --------------------
         3.1 (a) As consideration for the Option, during the Initial Option Period, the Optionee shall pay to the Optionor the sum of Ten Thousand and No/100 Dollars ($10,000.00) on April 1, 1999, and One Thousand Five Hundred and No/100 Dollars ($1,500.00) per month during the Initial Option Period, commencing with the month of April, 1999.

               (b) As consideration for the Option, during the Extended Option Period, the Optionee shall pay to the Optionor the sum of Ten Thousand and No/100 Dollars ($10,000.00) by no later than March 31, 2000 and One Thousand and No/100 Dollars ($1,000.00) per month thereafter during the Extended Option Period, commencing with the month of April, 2000.

               (c) The monthly payments during the Initial Option Period and the Extended Option Period, if applicable, shall be paid by the Optionee to the Optionor by the tenth (10th) day of the applicable month by check. In the event a monthly payment is not received by the Optionee by the tenth (10th) of the month, the Optionor shall provide the Optionee with written notice of the same in the manner set forth in Section 17.9 and provided that the Optionor receives the applicable payment within ten (10) days of Optionee's receipt of such notice, together with a late charge ("Late Charge") in the amount of five percent (5.0%) of the late payment, this Option shall continue in full force and effect.

               (d) Such monthly payments shall be due and payable during the Initial Option Period or Extended Option Period through the effective date of the Optionee's exercise of the Option, but not thereafter. In the event such effective date is a day other than the last day of the month, the option consideration for such month shall be prorated through the effective date of such exercise.

         3.2 In the event Optionee elects to exercise the Option, fifty percent (50%) of all monies paid by the Optionee to Optionor under Section 3.1 above, except Late Charges, if any, shall be credited against the Purchase Price of the Property set forth in Section 4 below.

                                   ARTICLE IV
                                 PURCHASE PRICE
                                 --------------
         4. Subject to the credit provided for in Section 3.2 above and the prorations provided for in Section 11 below, the purchase price ("Purchase Price") to be paid by the Optionee to the Optionor for the Property shall be One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) payable in good funds at closing.

                                    ARTICLE V
                                  TITLE MATTERS
                                  -------------
         5.1 Attached hereto as Exhibit B is a title commitment (the "Title Commitment"), issued by Security Title Guaranty Company ("Title Agent") for First American Title Insurance Company ("Title Insurer") showing the current state of title of the Property. Optionee hereby approves such state of title, as shown in the Title Commitment, with the deletion of the standard printed exceptions and as such Title Commitment has been marked, if at all, by Optionee. The title exceptions shown in the Title Commitment, excluding the standard printed exceptions and excluding any other exceptions marked out on the Title Commitment by Optionee, are called "Approved Title Exceptions."

         5.2 Optionee's fee title to the Property shall be insured at closing by an ALTA owner's extended coverage policy of title insurance to be issued by the Title Insurer for the amount of the Purchase Price and containing such endorsements as Optionee may require (collectively the "Title Policy"), showing title vested in Optionee subject only to:

               (a) Non-delinquent real property taxes and free and clear of special assessments, if any; and

               (b) Approved Title Exceptions, as described above.

         5.3 Optionor agrees that it will not create any encumbrance, lien or other matter which would affect or encumber title to the Property during the term of this Option Agreement. In the event that any matter other than non-delinquent real estate taxes or an Approved Title Exception affects title to the Property prior to closing and Optionee objects thereto, Optionor shall have an additional 60 days in which to discharge such matter or otherwise obtain affirmative insurance for Optionee as provided herein. If any matter affecting title has been created through no fault of Optionor (but only if such matter materially affects title and Optionee elects not to purchase the Property as a result thereof), Optionor shall refund to Optionee all sums paid hereunder for this Option, excluding Late Charges, if any.

         5.4 Within sixty (60) days of the date of this Agreement, the Optionor, at its expense, shall cause an Improvement Location Certificate ("ILC") of the Property to be made and certified to the Optionee, by a surveyor duly licensed in the State of Colorado and reasonably acceptable to the Optionee. Optionee shall have a period of thirty (30) days following receipt of the ILC ("Objection Deadline") to deliver written objection ("Objection"), if any, to the Optionor, in the manner set forth in Section 19.9 hereof, concerning any encroachments and/or areas of concern disclosed by the ILC. If such Objection is made and Optionor and Optionee have not agreed, in writing, to the resolution of the Objection on or before the date which is thirty (30) days after the Objection Deadline ("Resolution Deadline"), this Agreement shall terminate five (5) calendar days following the Resolution Deadline; unless, within such five (5) calendar day period Optionor receives written notice from Optionee, in the manner set forth in Section 19.9 hereof, waiving such Objection.

         In the event no Objection is made or, if made, the Objection is waived by the Optionee, the encroachments and/or areas of concern disclosed by the ILC shall be deemed to be Approved Title Exceptions.

         If Objection is made and this Agreement terminates under the first subparagraph of this Section 5.4, Optionor shall refund to Optionee all sums paid hereunder for this Option, excluding Late Charges, if any.

                                   ARTICLE VI
                           INSPECTIONS-ZONING MATTERS
                           --------------------------
         6.1 From and after the date of this Agreement, Optionee shall have the right at Optionee's sole cost and expense to enter onto the Property (either through its employees or designated agents and representatives) at reasonable times and in a reasonable manner after giving reasonable notice to Optionor for the purpose of making such inspections as Optionee deems necessary in connection with this Agreement; provided that Optionee shall, if requested by Optionor, be accompanied by Optionor's employees in connection with any inspection of the Property, and shall not make any physical alteration to the Property without first securing the written consent of Optionor. Optionor shall not unreasonably withhold or delay its consent to such right to enter by Optionee.

         6.2 Optionor agrees to join with Optionee in any applications to governmental authorities for modifications to land use regulations affecting the Property so long as Optionee pays all expenses incurred in connection therewith and such modification does not adversely affect Optionor's present use and occupation of the Property.

         6.3 Optionee shall indemnify and hold Optionor  harmless from any loss,
liability,   expense  or  damage  (including   reasonable  attorneys'  fees)  in
connection with any such inspections and applications.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
         7.1 As an inducement to Optionor to enter into this Agreement, Optionee represents, warrants and covenants that it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; that it has the corporate power and authority to enter into this Agreement, and to consummate the transaction herein contemplated and that the execution and delivery hereof and the performance by Optionee of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or instrument to which Optionee is a party or by which Optionee is bound.

         7.2 As an inducement to Optionee to enter into this Agreement, Optionor represents, warrants and covenants as of the date hereof as follows:

               (a) Optionor has all requisite authority and capacity to (i) enter into this Option Agreement, and (ii) sell the Property. The execution and delivery hereof and the performance by Optionor of its obligations hereunder will not violate or constitute an event of default under the terms and provisions of any agreement, document or instrument to which Optionor is a party or by which Optionor is bound;

               (b) This Agreement is a valid and binding obligation of Optionor;

               (c) There are and shall be no leases, subleases, licenses, tenancy or occupancy agreements, service contracts, union contracts or other agreements to which Optionor or the Property is bound, whether written or unwritten, covering or affecting the Property which will affect the Property at closing other than the Approved Title Exceptions;

               (d) Optionor has not received actual notice from any governmental authority that existing uses of the Property are not in full compliance with all applicable zoning laws (and applicable variances) and any other local, municipal, regional, state or federal requirements or that the improvements on the Property do not comply with all applicable building, safety, health, zoning, environmental, subdivision and other laws, ordinances and regulations;

               (e) To the knowledge of Optionor as of the date hereof, there is no action, proceeding or investigation whether in the nature of eminent domain or otherwise, pending or threatened, with respect to the ownership, maintenance or operation of the Property, and Optionor has no knowledge of any litigation or threatened litigation affecting title to the Property or its use or operation;

               (f) Optionor has not granted any options or any other rights to acquire fee title or other interests in the Property, other than as set forth in this Agreement;

               (g) At closing, the Property will not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under, above or about the Property including, but not limited to soil and groundwater conditions. Neither Optionor nor, to the best of Optionor's knowledge (after due and diligent inquiry), any third party has used, generated, manufactured, produced, stored, released or disposed of on, under, above or about the Property or transported to or from the Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related injurious materials, whether injurious by themselves or in combination with other materials (collectively, "Hazardous Materials"). For the purposes of this Agreement, Hazardous Materials shall include, but not be limited to substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and in the regulations adopted and publications promulgated pursuant to said laws;

               (h) Optionor shall not make any material alterations or additions to the Property, during the Initial Option Period and Extended Option Period, as applicable, without the prior written consent of Optionee, which shall not be unreasonably withheld or delayed;

               (i) Optionor shall continue to operate its retail tee-shirt business from the Property prior to closing;

               (j) Optionor, at its sole expense, shall maintain the preserve the Property in good repair and condition, ordinary wear and tear excepted;

               (k) Optionor, at its sole expense, shall obtain and keep in force extended coverage casualty insurance, insuring the Property, for its full replacement cost, and in the event of casualty, Optionor shall promptly rebuild or restore the Property; and

               (l) If (i) any of the representations, warranties or covenants contained in this Section 7.2 are materially inaccurate at closing, (ii) such inaccuracy materially and adversely affects the Property or Optionee's intended use thereof, and (iii) Optionee elects in writing not to purchase the Property, then Optionor shall refund to Optionee all sums paid hereunder for this Option, excluding Late Charges, if any, and this Agreement shall terminate.

         7.3 The truth, accuracy, and completeness of each of the representations, warranties and covenants of Optionee and of Optionor herein set forth, shall constitute a condition precedent to the obligations of Optionor and Optionee, respectively, hereunder. All representations, warranties and covenants herein set forth shall survive closing, and Optionee and Optionor each agree to indemnify, defend and hold harmless the other from any claim, demand, liability, loss or cost (including reasonable attorneys' fees and costs) which the other may sustain because of any material breach of or inaccuracy in the respective representations, warranties and covenants of Optionor and Optionee set forth in this Agreement.

         7.4 Except as set forth in Section 7.2 above, Optionee acknowledges that, except as provided in Section 7.2, Optionor makes no representations or warranties, either express or implied, with respect to the Property, its present condition or its fitness or suitability for any particular purpose and that the Property is to be sold in an "as is" condition. In this respect, Optionee confirms that, except as provided in Section 7.2, it is relying solely upon its investigation of the present condition of the Property and all governmental laws and ordinances which might affect its use and development.

                                  ARTICLE VIII
                                     CLOSING
                                  ------------
         8. The Optionor and the Optionee agree that the purchase of the Property will be consummated as follows:

         8.1 Closing Date. The sale of the Property will close on a business day which is no earlier than seventy-five (75) days and no later than ninety (90) days (subject to extension as provided for in Section 5.3 above), after exercise of the Option by the Optionee (the "Closing Date"). The closing of the sale of the Property will take place at the offices of the Title Agent, with the exact time for closing to be designated by the Optionee by written notice to the Optionor and approved by the Optionor.

         8.2 Optionor's Deliveries and Instruments. On the Closing Date, the Optionor will deliver or cause to be delivered to the Optionee the following items (all documents will be duly executed and acknowledged where required);


               (a) Special Warranty Deed. A special warranty deed executed by the Optionor conveying the Property to the Optionee, subject to non-delinquent real property taxes the Approved Title Exceptions;

               (b) Assignment. A the election of the Optionee, an assignment executed by the Optionor assigning to the Optionee all of the Optionor's rights and obligations under contracts, including copies thereof, intangible personal property, relating to the Property;

               (c) Title Insurance. At Optionee's expense, the Title Policy naming the Optionee as insured in the amount of the Purchase Price containing the Approved Title Exceptions;

               (d) Title Affidavits. Such affidavits and other documents as might be reasonably requested by the Title Insurer to issue the Title Policy in accordance with the terms of the Title Commitment;

               (e) Survey. At Optionor's expense, such ALTA survey or other survey of the Property as might be reasonably requested by the Title Insurer to insure the Title Policy in accordance with the terms of the Title Commitment;

               (f) Nonforeign Affidavit. An affidavit executed by the Optionor confirming that the Optionor is not a foreign person within the purview of 26 U.S.C.ss.1445 and the regulations issued thereunder; and

               (g) Additional Documents. Such additional documents as might be reasonably requested by the Optionee or the Title Insurer to consummate the sale of the Property to the Optionee.

         8.3 Optionee's Deliveries and Instruments. On the Closing Date, the Optionee will deliver to the Optionor the following items (all documents will be duly executed and acknowledged where required):

               (a) Payment. The payment required by Section 4 of this Agreement;

               (b) Assumption Agreement. An assumption agreement executed by the Optionee assuming the Optionor's obligations and duties, prospectively from and after the Closing Date, under the contracts and other intangible personal property, if any, which are the subject of Section 8.2(b) above;

               (c) Title Affidavits. Such affidavits and other documents as might be reasonably requested by the Title Insurer to issue the Title Policy in accordance with the terms of the Title Commitment;

               (d) Evidence of Authority. Such resolutions, certificates of good standing and incumbency certificates and other evidence of authority with respect to the Optionee, any nominee of the Optionee acting under this Agreement and the person or persons acting on behalf of the Optionee or the Optionee's nominee as might be reasonably requested by the Optionor or the Title Insurer; and

               (e) Additional Documents. Such additional documents as might be reasonably requested by the Optionor or the Title Insurer to consummate the sale of the Property to the Optionee.

         8.4 Possession. Possession of the Property will be delivered by the Optionor to the Optionee on or before the close of business on the Closing Date, free from all parties claiming rights to possession of or having claims against the Property other than pursuant to contractual obligations approved or to be assumed by the Optionee or pursuant to the Approved Title Exceptions. If Optionor fails to deliver possession on the Closing Date, Optionor shall be subject to eviction and shall be additionally liable to Optionee for payment of $500 per day from and including the Closing Date until possession is delivered.

                                   ARTICLE IX
                             PAYMENT OF ENCUMBRANCES
                             -----------------------
         9. Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from any other source.

                                   ARTICLE X
                           CLOSING COSTS AND SERVICES
                           --------------------------
         10. Optionee and Optionor shall pay, in good funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein. Fees for real estate closing services shall not exceed $350 and shall be paid at closing, one-half by Optionee and one-half by Optionor. The local transfer tax, if any, shall be paid at closing by Optionor. Any sales and use tax that may accrue because of this transaction shall be paid when due by Optionor.

                                   ARTICLE XI
                                   PRORATIONS
                                   ----------
         11. General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing, water and sewer charges, and other items reasonably subject to proration shall be prorated to the Closing Date. Any special assessments shall be paid in full by the Optionor at or prior to closing.

                                  ARTICLE XII
                              CONDITION OF PROPERTY
                              ---------------------
         12. Except as otherwise provided in this contract, the Property and Inclusions shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted.

                                  ARTICLE XIII
                                   COMMISSIONS
                                   -----------
         13. Optionor and Optionee each hereby represent and warrant to the other that it has not dealt with any broker or finder or any other person who might be entitled to a fee in connection with the purchase and sale of the Property and that no fee or commission is due to any broker, finder or other person in connection with this Agreement or the sale contemplated thereby. Optionor and Optionee each hereby indemnify the other and agree to hold the other harmless from and against any and all claims, demands, liabilities, losses, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) arising directly or indirectly out of any claim for a fee or commission due to any broker or finder arising out of facts which contravene the warranties herein stated. These representations, warranties and agreements shall survive closing.

                                  ARTICLE XIV
                                   ASSIGNMENT
                                   ----------

         14. Neither Optionee nor Optionor may assign this Agreement or any of their rights hereunder for any purpose whatsoever without the written consent of the other party (which consent shall not be unreasonably withheld or delayed by either party) and any purported assignment unless approved shall be absolutely void and of no force or effect.

                                   ARTICLE XV
                               OPTIONEE'S DEFAULT
                               ------------------

         15. In the event that Optionee does not exercise the Option, or if Optionee does exercise the Option but fails to complete the purchase of the Property other than because of a material breach hereof by Optionor, Optionor shall be entitled to retain the entire consideration paid by Optionee for the Option. If the Option granted hereby is exercised and Optionee nevertheless fails to consummate the purchase of the Property in accordance with the terms of this Agreement, it is agreed that it is reasonable under the circumstances to provide that the damages to be suffered by Optionor in such event may be liquidated to an amount equal to the consideration paid by the Optionee for the Option. ACCORDINGLY, OPTIONOR SHALL ACCEPT AND BE ENTITLED TO RETAIN SUCH CONSIDERATION OPTION AS LIQUIDATED DAMAGES AS ITS SOLE REMEDY IN LIEU OF ANY OTHER RIGHT TO DAMAGES OR RIGHT TO SPECIFIC PERFORMANCE OF THIS AGREEMENT AND WAIVES ANY FURTHER RIGHT TO CLAIM DAMAGES FROM OPTIONEE AS A RESULT OF FAILURE BY OPTIONEE TO COMPLETE THE PURCHASE IF THE OPTION GRANTED HEREBY IS EXERCISED.

                                  ARTICLE XVI
                               OPTIONOR'S DEFAULT
                               ------------------

         16. In the event of default by Optionor under this Agreement, Optionee may elect to treat this Agreement as cancelled, in which case all payments made by the Optionee to Optionor hereunder shall be returned to the Optionee or Optionee may elect to treat this Agreement as being in full force and effect and Optionee shall have the right to specific performance and consequent damages.

                                  ARTICLE XVII
                                  RISK OF LOSS
                                  ------------
         17. In the event that, prior to closing, the Property, or any part thereof, is destroyed or materially damaged, Optionee shall have the right, exercisable by giving notice to Optionor within fifteen (15) days after receiving written notice of such destruction or damage, to terminate this Agreement, in which case Optionor shall refund to Optionee all sums paid hereunder for this Option, excluding Late Charges, if any, and, upon Optionee's receipt thereof, neither party shall have any further rights or obligations hereunder. Alternatively, should Optionee elect to carry out this Agreement despite such damage, Optionor shall either repair such damage prior to closing or, if not repaired prior to closing, Optionee shall be entitled to credit for all insurance proceeds resulting from such damage to the Property, not exceeding, however, the total Purchase Price.

                                 ARTICLE XVIII
                                  CONDEMNATION
                                  ------------

         18. If prior to the closing all or any material portion of the Property is taken or threatened to be taken by eminent domain, Optionor shall so notify Optionee. In such event, Optionee may elect (i) to purchase the Property in accordance with the terms of this Agreement, in which case Optionor shall assign to Optionee on the Closing Date all of Optionor's interest in any proceeds of eminent domain, or (ii) to terminate this Agreement without further liability to either party hereto, in which case Optionee shall have no further interest whatever in the Property.

                                  ARTICLE XIX
                                 MISCELLANEOUS
                                 -------------

         19.1 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or contemporaneous written or oral agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto.

         19.2 Time of Essence. Time is of the essence of this Agreement.

         19.3 Attorneys' Fees. Should any action be brought arising out of this Agreement, including without limitation, any action for declaratory or injunctive relief, the prevailing party shall be entitled to reasonable attorneys' fees and costs and expenses of investigation incurred and in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code or any successor statutes, and any judgment or decree rendered in any such actions or proceeding shall include an award thereof.

         19.4 Binding Effect. The provisions of this Agreement shall inure to the benefit of and be binding upon Optionor and Optionee and their respective successors and permitted assigns.

         19.5 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         19.6 Further Acts. Each party shall, at the request of the other, execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

         19.7 Counterparts. This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same agreement.

         19.8 Amendments. This Agreement may not be changed or modified except by an instrument in writing executed by the parties hereto.

         19.9 Notices.Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally to the party designated to receive such notice, or on the date following the day sent by a nationally recognized overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

                  To the  Optionor:  Robert J.  Elliott  247 East  Bennett
                                     Avenue Cripple Creek, Colorado 80813

                  To the Optionee:   WMCK Venture  Corporation  Attn:
                                     Peter Hoetzinger,  Vice  Chairman
                                     210 East  Bennett  Avenue
                                     Cripple Creek, Colorado 80813

         19.9 Appurtenant Agreement. The terms, covenants, conditions and agreements contained herein shall be a burden and appurtenant to the Property and shall run with the Property.

         19.10 Headings. Any headings in this Agreement are solely for the convenience of the parties and are not part of this Agreement.

         19.11  Governing  Law.  This  Agreement  and  the  transaction   herein
contemplated shall be construed in accordance with and governed by the laws of the State of Colorado.

         19.12 Recording. A Memorandum of Option to Purchase referring to this Option Agreement has been executed and delivered on the date hereof and shall be recorded in the Office of the County Recorder of Teller County, Colorado. In the event that Optionee does not exercise the Option herein granted prior to its expiration, it shall immediately deliver to Optionor a duly acknowledged quitclaim deed of all of its interests in the Property under this Option Agreement.

         IN WITNESS WHEREOF, Optionor and Optionee have executed this Agreement on the day and year first above written.

                                   "OPTIONEE"

                  WMCK Venture Corporation, a Delaware corporation


                  By:      /s/ Peter Hoetzinger
                           -------------------------------
                           Peter Hoetzinger, Vice Chairman




                                   "OPTIONOR"

                  By:      /s/ Robert J. Elliott
                           ---------------------
                           Robert J. Elliott

STATE OF COLORADO                   )
                                    ) ss.
COUNTY OF Teller                    )

         The foregoing instrument was acknowledged before me this 25th day of March, 1999, by Peter Hoetzinger, Vice Chairman of WMCK Venture Corporation, a Delaware corporation.

         WITNESS my hand and official seal.

         My commission expires _8-13-2002________.


                                                              /s/ Diane Miller
                                                              ----------------
                                                              Notary Public

[SEAL]

STATE OF COLORADO                   )
                                    ) ss.
COUNTY OF Teller                    )

         The foregoing instrument was acknowledged before me this 25th day of March, 1999, by Robert J. Elliott.

         WITNESS my hand and official seal.

         My commission expires __8-13-2002__________.


                                                              /s/ Diane Miller
                                                              ----------------
                                                              Notary Public



[SEAL]

                                    EXHIBIT A
                                    ---------



         Lot 32, Block 16, Freemont (now Cripple Creek), Teller County, Colorado, together with all easements, rights of way, licenses, privileges, hereditaments and appurtenances thereto.